Exhibit 99.1

Contact:Will Davis

Director of Investor Relations

Phone: (c) 917-519-6994

Email: davisw@lumosnet.com

Lumos Networks Corp. Announces CFO Transition

Waynesboro, VA. –  March 25, 2014 Lumos Networks Corp. (“Lumos Networks” or the “Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region announced that the Board of Directors of the Company has appointed Johan G. Broekhuysen, the Company’s Vice President, Corporate Controller and Chief Accounting Officer, to serve as interim Chief Financial Officer effective today.  Mr. Broekhuysen is succeeding Harold L. Covert who is resigning as CFO for family reasons.  Mr. Covert will provide transition services through September 2014.  The Company is beginning a search process for Mr. Covert’s permanent successor.

“On behalf of the Board, I would like to thank Hal for his service to the Company and wish him the very best,” said Tim Biltz, President and Chief Executive Officer.  “Hal joined us in September of 2011 as we were preparing to become a public company.  He played an important role in all that we accomplished during his three years with us and we are grateful for his continued help during this transition.”  Mr. Biltz continued, “We are committed to carrying out a thorough search to identify the right CFO candidate to join our company as we continue to pursue our transformation goals of expanding our fiber network within our core markets and edge out markets, growing our fiber-based broadband services, and expanding our FTTC carrier Ethernet business.  We are pleased that Johan has agreed to serve as interim Chief Financial Officer until a successor is appointed.  Johan is a valued member of our team, currently serving as our Chief Accounting Officer.  He has an in-depth understanding of our company.  We expect him to provide strong leadership in the interim allowing for a smooth transition.”

Mr. Broekhuysen, age 43, joined the Company in November 2012 as Vice President and Corporate Controller and was appointed Chief Accounting Officer in January 2014. Prior to joining the Company, Mr. Broekhuysen was Senior Vice President, Assistant Treasurer and Corporate Controller of GlobalLogic, Inc., a privately-held software research and development company, from 2009 to January 2012 and Vice President and Corporate Controller of GlobalLogic, Inc. from 2008 to 2009. Prior to joining GlobalLogic, Inc., Mr. Broekhuysen was Director, Financial Reporting and Consolidation of AOL, LLC, an online advertising and Internet connectivity provider, from 2007 to 2008 and Director, Service Revenue Accounting of AOL, LLC from 2004 to 2007.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of 7,414 fiber route miles.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report for the year ended December 31, 2013.